Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Amended and Restated 2020 Equity Incentive Plan of AcelRx Pharmaceuticals, Inc., of our report dated March 15, 2021, relating to the consolidated financial statements of AcelRx Pharmaceuticals, Inc. appearing in AcelRx Pharmaceuticals, Inc.’s Annual Report on Form 10‑K for the year ended December 31, 2020.

/s/ OUM & CO. LLP

San Francisco, California

August 18, 2021